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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15 (d) of the Securities Exchange Act of 1934


Date of report: December 29, 2000 Amending Report Filed October 31, 2000
(Date of earliest reported event)   October 18, 2000


Commission File Number              000-19914


                                COTT CORPORATION
             (Exact name of registrant as specified in its charter)

         CANADA                                              None
(State or other jurisdiction of                (I.R.S. Employer Identification
incorporation or organization)                              Number)


                          207 Queen's Quay W, Suite 340
                            Toronto, Ontario M5J 1A7
             (Address of principal executive offices) (Postal Code)

                                 (416) 203-3898
              (Registrant's telephone number, including area code)


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
Effective October 18, 2000, Cott Corporation (the "Company"), through a wholly owned, indirect subsidiary, completed the acquisition of the assets and assumed certain obligations of the private label carbonated and the "Vintage" brand beverage businesses (the "Assets") of Concord Beverage Company, a Pennsylvania corporation. The details of this transaction were filed on Form 8-K on October 31, 2000. The undersigned Registrant hereby amends the financial statements and exhibits of the Form 8-K filed October 31, 2000. The combined financial statements of Concord Beverage Company and the Vintage Beverage Segments of its Affiliates and the accountant's report thereon required by Item 7(a) and the pro forma financial information required by Item 7(b) are provided herein.


ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a)      FINANCIAL STATEMENTS OF BUSINESS

The audited combined balance sheets for the Concord Beverage Company and the Vintage Beverage Segments of its Affiliates ("Concord") as of January 1, 2000 and January 2, 1999 and the combined statements of income and comprehensive income, stockholders' equity and cash flows for the years ended January 1, 2000, January 2, 1999 and January 3, 1998 have been attached as Exhibit 2.3.

The unaudited combined balance sheet for Concord as of September 30, 2000 and the unaudited combined statements of income and comprehensive income, stockholders' equity and cash flows for the nine months ended September 30, 2000 have been attached as Exhibit 2.4.


(b)      PRO FORMA FINANCIAL INFORMATION

The unaudited Pro Forma Consolidated Statements of Income for the year ended January 1, 2000 and the nine months ended September 30, 2000 have been prepared by management and present the consolidated results of the continuing operations of the Company, as if the acquisition of Concord had occurred as of January 3, 1999. The pro forma consolidated statements of income for the year ended January 1, 2000 and the nine months ended September 30, 2000 have been prepared, respectively, from the audited and unaudited consolidated financial statements of Cott Corporation and Concord. The unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2000 has been prepared by management based on the unaudited balance sheet of Cott Corporation and the unaudited combined balance sheet of Concord as of this date and has been adjusted to reflect the acquisition as of September 30, 2000.

This unaudited pro forma consolidated financial information should be read in conjunction with the historical financial statements and notes thereto of Cott Corporation and Concord.

The unaudited pro forma consolidated financial information presented is for information only and may not be indicative of what the financial position and results of operations would have been had the acquisition been completed on January 3, 1999, nor is it intended to be indicative of the future results of operations or financial position of the Company.



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COTT CORPORATION
Pro Forma Consolidated Statement of Income
For the Year Ended January 1, 2000

(in millions of U.S. dollars, except per share amounts)
Unaudited

                                                   COTT                               PRO FORMA                PRO FORMA
                                            CORPORATION           CONCORD           ADJUSTMENTS   NOTES     CONSOLIDATED
                                            ----------------------------------------------------------------------------
SALES                                       $   990.8             $  84.9          $      (2.1)     a       $    1,073.6

Cost of sales                                   846.7                61.0                 (1.6)     a              917.5
                                                                                           0.4      b
                                                                                           1.7      c
                                                                                           9.3      d
                                            ----------------------------------------------------------------------------

GROSS PROFIT                                    144.1                23.9                (11.9)                    156.1

Selling, general and                             99.1                15.8                 (0.2)     a              105.3
    administrative expenses                                                               (0.1)     b
                                                                                           1.5      c
                                                                                          (9.3)     d
                                                                                          (1.5)     e
Unusual items                                    (1.2)                --                   --                       (1.2)
                                            ----------------------------------------------------------------------------

OPERATING INCOME                                 46.2                 8.1                 (2.3)                     52.0

Other expenses (income), net                     (5.1)               (0.2)                 0.2      f               (5.1)
Interest expense, net                            34.6                 0.1                 (0.1)     g               40.7
                                                                                           1.3      h
                                                                                           4.8      i
                                            ----------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES
    AND EQUITY INCOME                            16.7                 8.2                 (8.5)                     16.4

Income taxes                                      3.8                (3.9)                 4.0      j                3.9
Equity income                                     0.9                 --                   --                        0.9
                                            ----------------------------------------------------------------------------

INCOME FROM CONTINUING
    OPERATIONS                              $    21.4             $   4.3          $      (4.5)             $       21.2
                                            ============================================================================




INCOME FROM CONTINUING
    OPERATIONS PER SHARE
    Basic                                   $    0.35                                                       $       0.35
    Diluted                                 $    0.32                                                       $       0.32

WEIGHTED AVERAGE NUMBER OF
    SHARES
    Basic                                      59,837                                                             59,837
    Diluted                                    66,205                                                             66,205



          See notes to the Pro Forma Consolidated Statements of Income


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COTT CORPORATION
Pro Forma Consolidated Statement of Income
For the Nine Months Ended September 30, 2000

(in millions of U.S. dollars, except per share amounts)
Unaudited

                                                  COTT                                 PRO FORMA                PRO FORMA
                                           CORPORATION             CONCORD           ADJUSTMENTS   NOTES     CONSOLIDATED
                                           ------------------------------------------------------------------------------
SALES                                      $     763.5      $         66.1      $           (1.5)    a     $        828.1

Cost of sales                                    639.6                47.0                  (1.1)    a              696.2
                                                                                             0.1     b
                                                                                             1.3     c
                                                                                             9.3     d
                                           ------------------------------------------------------------------------------

GROSS PROFIT                                     123.9                19.1                 (11.1)                   131.9

Selling, general and                              69.4                13.6                  (0.2)    a               74.6
    administrative expenses                                                                 (0.1)    b
                                                                                             1.2     c
                                                                                            (9.3)    d
                                           ------------------------------------------------------------------------------

OPERATING INCOME                                  54.5                 5.5                  (2.7)                    57.3

Other expenses (income), net                      (0.7)               (0.2)                  0.2     f               (0.7)
Interest expense, net                             23.0                 -                     1.3     h               28.7
                                                                                             4.4     i
                                           ------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                        32.2                 5.7                  (8.6)                    29.3

Income taxes                                     (13.4)               (3.7)                  4.8     j              (12.3)
                                           ------------------------------------------------------------------------------

INCOME FROM CONTINUING
    OPERATIONS                             $       18.8     $          2.0      $           (3.8)          $         17.0
                                           ------------------------------------------------------------------------------


INCOME FROM CONTINUING
    OPERATIONS PER SHARE
    Basic                                  $      0.31                                                     $          0.28
    Diluted                                $      0.28                                                     $          0.25

WEIGHTED AVERAGE NUMBER OF
    SHARES
    Basic                                       59,848                                                               59,848
    Diluted                                     66,483                                                               66,483


          See notes to the Pro Forma Consolidated Statements of Income


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COTT CORPORATION
Notes to the Pro Forma Consolidated Statements of Income

Unaudited


The pro forma income statements for the nine months ended September 30, 2000 and the year ended January 1, 2000 do not include benefits from the anticipated synergies resulting from the acquisition. The pro forma information incorporates the following adjustments:

         (a) Eliminate sales and the related costs associated with certain customers of Concord not purchased under the agreement;

         (b) Eliminate historic depreciation expense on the acquired Property, Plant and Equipment and record new depreciation expense on the fair value of the Property, Plant and Equipment based on the purchase price equation;

         (c) Record amortization expense on the $18 million of trademarks, the $25 million customer list and $15 million goodwill acquired using the straight-line method over 15 years, 15 years and 40 years, respectively;

         (d) Reclassify Concord warehousing, transportation and production costs from Selling, General and Administrative expenses to Cost of Sales to conform to the Company's financial statement presentation;

         (e) Eliminate historic amortization of Concord Deferred Charges & Other Costs and expense upfront payments made to customers during the 9-month period ended September 30, 2000;

         (f) Eliminate interest and other investment income earned on cash & cash equivalents and marketable securities that were not acquired by the Company;

         (g) Eliminate interest expense on the notes payable of Concord which were repaid prior to the acquisition;

         (h) Record interest at 7% per annum on the $17.9 million of Notes Payable issued to the vendor for partial payment of the purchase price. The notes are due one year after the deemed acquisition date. As a result, the adjustment assumes the notes were repaid as of January 3, 2000 along with the related interest and refinanced through short-term borrowings;

         (i) Record interest expense on the reduction in net cash relating to the payment of the purchase price of $53.7 million at the Company's short-term borrowing rate; and

         (j) Adjust Concord's income tax expense to reflect the Company's U.S. effective tax rate and adjust income tax expense to reflect the pro forma adjustments.


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COTT CORPORATION
Pro Forma Consolidated Balance Sheet
As of September 30, 2000

(in millions of U.S. dollars)
Unaudited

                                                    COTT                                 PRO FORMA              PRO FORMA
                                             CORPORATION             CONCORD           ADJUSTMENTS   NOTES    CONSOLIDATED
                                         ---------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS
Cash and cash equivalents                $           61.7     $          5.6     $           (5.6)     a       $      27.8
                                                                                            (33.2)     b
                                                                                             (0.7)     c
Marketable securities                                 -                  1.5                 (1.5)     a               -
Accounts receivable                                 105.3                9.8                 (3.8)     b             111.3
Inventories                                          64.4                8.4                 (2.4)     b              70.4
Prepaid expenses                                      2.0                -                    -                        2.0
                                         ---------------------------------------------------------------------------------

                                                    233.4               25.3                (47.2)                   211.5

PROPERTY, PLANT AND EQUIPMENT                       238.6                6.5                  8.5      b             248.9
                                                                                             (4.7)     d

GOODWILL                                            100.1                -                   14.7      c             114.8

INVESTMENT AND OTHER ASSETS                          36.8                5.8                 (1.3)     a              79.8
                                                                                             38.5      b
                                         ---------------------------------------------------------------------------------

                                         $          608.9     $         37.6     $            8.5              $     655.0
                                         ---------------------------------------------------------------------------------
LIABILITIES

CURRENT LIABILITIES
Short-term borrowings                    $            0.9     $          -       $           38.4      b       $      39.3
Current maturities of long-term debt                  9.7                -                    -                        9.7
Accounts payable and accrued                        119.3                9.6                 (2.5)     b             127.0
   liabilities                                                                                0.6      c
Discontinued operations                               0.7                -                    -                        0.7
                                         ---------------------------------------------------------------------------------
                                                    130.6                9.6                 36.5                    176.7

LONG-TERM DEBT                                      305.1                -                    -                      305.1

OTHER LIABILITIES                                    23.2                -                    -                       23.2
                                         ---------------------------------------------------------------------------------
                                                    458.9                9.6                 36.5                    505.0
                                         ---------------------------------------------------------------------------------
SHAREOWNERS' EQUITY                                 150.0               28.0                 (8.4)     a             150.0
                                                                                            (28.3)     b
                                                                                             13.4      c
                                                                                             (4.7)     d
                                         ---------------------------------------------------------------------------------
                                         $          608.9     $         37.6     $            8.5              $     655.0
                                         =================================================================================


              See notes to the Pro Forma Consolidated Balance Sheet


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COTT CORPORATION
Notes to the Pro Forma Consolidated Balance Sheet

Unaudited


The pro forma adjustments as of September 30, 2000 are made to reflect the following:

         (a) Eliminate cash & cash equivalents, marketable securities and related accumulated other comprehensive income, certain other working capital items in excess of $5 million and other assets which were not acquired in the transaction;

         (b) Adjust to fair value the net assets acquired of Concord as of the acquisition date, including the property, plant and equipment, deferred charges and other costs, customer list and trademarks and record the cash payment of the purchase price, including portions paid with cash-on-hand and increased borrowings on the Company's credit facilities and through the notes payable of $17.9 million issued to the vendor;

         (c) Record goodwill for the excess of the $73 million acquisition cost, including estimated transaction costs, over the fair value of net assets acquired. Approximately $0.6 million in estimated costs are included in accrued liabilities as of September 30, 2000; and

         (d) Eliminate property, plant and equipment relating to the Elizabeth plant that was not purchased.



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(c)      EXHIBITS

2.3 Audited combined balance sheets of Concord Beverage Company and the Vintage Beverage Segments of its Affiliates as of January 1, 2000 and January 2, 1999 and the statements of income, stockholders' equity and cash flows for the years ended January 1, 2000, January 2, 1999 and January 3, 1998.

2.4 Unaudited combined interim balance sheet of Concord Beverage Company and the Vintage Beverage Segments of its Affiliates as of September 30, 2000 and the statements of income, stockholders' equity and cash flows for the nine-month period then ended.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                 COTT CORPORATION
                                                 (Registrant)


Date:    December 28, 2000
                                                  /s/ Raymond P. Silcock
                                                 -----------------------
                                                 Raymond P. Silcock
                                                 Executive Vice President &
                                                 Chief Financial Officer



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                                  EXHIBIT INDEX


2.3 Audited combined balance sheets of Concord Beverage Company and the Vintage Beverage Segments of its Affiliates as of January 1, 2000 and January 2, 1999 and the statements of income, stockholders' equity and cash flows for the years ended January 1, 2000, January 2, 1999 and January 3, 1998.

2.4 Unaudited combined interim balance sheet of Concord Beverage Company and the Vintage Beverage Segments of its Affiliates as of September 30, 2000 and the statements of income, stockholders' equity and cash flows for the nine-month period then ended.


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